As filed with the Securities and Exchange Commission on May 30, 1996
                                                               No. 33-__________
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                ________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                PENULTIMATE, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                     33-0253408
(State or other jurisdiction of         (I. R. S. Employer Identification No.)
incorporation or organization)

                            19000 MACARTHUR BOULEVARD
                                    SUITE 620
                            IRVINE, CALIFORNIA 92715
                (Address of Principal Executive Office)(Zip Code)

                            CONSULTANT'S STOCK BONUS
                            (Full title of the plan)

                                  RICHARD LULL
                            19000 MACARTHUR BOULEVARD
                                    SUITE 620
                            IRVINE, CALIFORNIA 92715
                     (Name and address of agent for service)

                                 (714) 476-6360
          (Telephone number, including area code, of agent for service)
                           __________________________

                         CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------
                                   Proposed            Proposed
Title of            Amount         maximum             maximum             Amount of
securities to       to be          offering price      aggregate           registration
be registered       registered     per share (1)       offering price (1)  fee
- -------------       ----------     --------------      ------------------  ------------
Common Stock,       23,066         $3.25               $75,000             $100.00
par value $.001
- ---------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------


(1) Pursuant to Rule 457(a), estimated solely for the purpose of calculating the registration fee.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The following documents of PenUltimate, Inc., a Delaware corporation (the "Company") previously filed with the Commission are incorporated herein by reference:

          1. Annual Report on Form 10-KSB for the Company's fiscal year ended June 30, 1995;

          2. Quarterly Reports on Form 10-QSB for the fiscal quarters ended September 30, 1995, December 31, 1995 and March 31, 1996, respectively;

          3. Current Reports on Form 8-K dated December 21, 1995 and February 12, 1996, respectively; and

          4. The description of Common Stock contained in the Company's Form 8-A dated November 19, 1993.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES

          The Common Stock of the Company, par value $.001 per share (the "Common Stock") is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          The validity of the shares of Common Stock registered hereunder (the "Plan") has been passed upon by Horwitz, Cutler & Beam.


ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          As allowed by the Delaware General Corporation law, the Certificate of Incorporation and Bylaws of the Company provide that the liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Delaware law allows a corporation to limit or eliminate the personal liability of directors to the corporation and its shareholders for monetary damages for breaches of a director's fiduciary duty as a director. However, such a limitation does not affect the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for intentional or negligent payment of unlawful dividends or stock redemptions or,
(iv) for any transaction from which the director derived an improper personal benefit. Additionally, the corporation may not limit or eliminate liability for acts or omissions occurring prior to the effective date of such a provision in the corporate certificate of incorporation. In addition, the Company's bylaws require the Company to indemnify officers, directors and employees to the fullest extent permitted by law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          See Exhibit Index appearing at sequentially numbered page 5.

ITEM 9.   UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX


Exhibit                                                             Sequentially
Number    Description                                              Numbered Page
- -------   -----------                                              -------------

4.1       Form of Fee Agreement with Day Campbell & McGill.               7

5.1       Opinion of Horwitz, Cutler & Beam                               9

23.1      Consent of Horwitz, Cutler & Beam
          (included in Exhibit 5.1).                                     --

23.2      Consent of Corbin & Wertz, Independent Certified Public
          Accountants.                                                   10

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 28, 1996.


                              PENULTIMATE, INC.


                              By:   /S/ RICHARD G. LULL
                                 ---------------------------------
                                  Richard G. Lull, President, Chief Executive
                                   Officer and Chairman



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signatures                    Title                                   Date
- ----------                    -----                                   ----
/S/ RICHARD G. LULL      President, Chief Executive Officer           May 28, 1996
- ----------------------   and Chairman of the Board
Richard G. Lull          (signed as principal executive officer
                         and principal accounting officer)


/S/ LARRY R. TAYLOR      Secretary and Director                       May 28, 1996
- ----------------------
Larry R. Taylor



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